                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ________________


                                 JEEPERS! INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



  DELAWARE                                   74-2596237
  (State of incorporation or                 (I.R.S. Employer
  organization)                              Identification No.)


  60 HICKORY DRIVE
  WALTHAM, MA                                02154
  (Address of principal executive offices)   (Zip Code)

  If this Form relates to the                If this Form relates to the
  registration of a class of                 registration of a class of
  securities pursuant to Section             securities pursuant to Section
  12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
  pursuant to General Instruction            effective pursuant to General
  A.(c), please check the following          Instruction A.(d), please check the
  box.[_]                                    following box. [x]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                   333-50297


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B)OF THE ACT:

    TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
    -------------------                    ------------------------------

       None                                             None


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G)OF THE ACT:

                   Common Stock, par value $0.01 per share.
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the common stock, $0.01 par value (the "Common Stock"), of Jeepers! Inc. (the "Registrant") to be registered hereunder is incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-50297), filed with the Securities and Exchange Commission on April 16, 1998 and as may be amended from time to time (the "Registration Statement"), with respect to the registration of the Registrant's Common Stock.

ITEM 2.   EXHIBITS.

          The Registrant's Common Stock being registered pursuant to this registration statement on Form 8-A has been approved for listing on the Nasdaq National Market, an exchange on which no other securities of the Registrant are registered. Accordingly, the exhibits described herein have been previously filed with the Nasdaq National Market or are being filed with the copy of this registration statement on Form 8-A with the Nasdaq National Market.


3.1 Restated Certificate of Incorporation of the Registrant, as amended, incorporated by reference to Exhibit 3.1 of the Registration Statement.*

3.2 Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement.*

4.1       Form of Common Stock certificate, incorporated by reference to Exhibit
          4.1 of the Registration Statement.*


_____________________

* The exhibits described herein are incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-50297), as amended.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  JEEPERS! INC.



                                                   By: /s/ Nabil N. El-Hage
                                                       -------------------------
                                                     Name: Nabil N. El-Hage
                                                     Title: President and Chief
                                                            Executive Officer



Date: June 12, 1998

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